Exhibit 99.4 - Aggregate Statement of Principal and Interest Distributions to Certificateholders as of December 31, 2005
STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2005-16XS
Beginning Principal Interest Ending
Class Balance Distributed Distributed Balance
A1 471,836,000.00 78,236,080.80 7,852,643.58 393,599,919.20
A2A 200,000,000.00 33,162,404.22 3,805,674.85 166,837,595.78
A2B 64,077,000.00 10,624,736.88 1,079,217.71 53,452,263.12
A3 88,256,000.00 14,633,905.74 1,504,084.06 73,622,094.26
M1 45,736,000.00 0.00 884,092.76 45,736,000.00
M2 18,113,000.00 0.00 369,472.37 18,113,000.00
M3 14,943,000.00 0.00 324,657.10 14,943,000.00
X 905,680,994.42 0.00 0.00 771,540,657.08
R 0.00 0.00 0.00 0.00